.

Exhibit 10.2

EXECUTION COPY

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of May 25, 2022 by and among Sacks Parente Golf, Inc., a Delaware corporation (“SP”), Nippon Xport Ventures, Inc., a Delaware corporation (“NXV”), and Parcks Designs, LLC, a California limited liability company (“PD”).

WHEREAS, NXV and PD are parties to that certain Agreement, dated as of March 14, 2018 (the “Original Agreement”), pursuant to which the parties agreed to create the “Sacks Parente” putter business;

WHEREAS, SP and PD are parties to that certain Intellectual Property Assignment Agreement (the “IP Agreement”) and a certain License Agreement (the “License Agreement”), each dated as of July 24, 2018, pursuant to which certain intellectual property rights, including patent rights, were assigned or licensed by PD to SP;

WHEREAS, SP is currently undergoing a significant restructuring and recapitalization transaction (the “Transaction”), and the major investor of the Transaction is requiring that the parties make the changes described herein as condition precedent to the completion of the Transaction;

WHEREAS, the parties intend that, in the event the Transaction does not take place, this Agreement may be cancelled by any of the parties hereto.

NOW, THEREFORE, the parties hereby agree as follows.

1)	AMENDMENTS.

a)	Effective as of the date hereof, all obligations of SP and/or NXV under the Original Agreement, the IP Agreement, the License Agreement and the related agreements thereto (the “SP Agreements”), is suspended indefinitely, including, without limitation, the royalty payments set forth in Section 3 of the IP Agreement;

b)	Effective as of the date hereof, SP shall be responsible and pay fifty percent (50%) of all future maintenance fees for the ULBP Patent with the US Patent and Trademark Office as well as the applicable patent offices in foreign jurisdictions where the ULBP Patent has been registered;

c)	Effective as of February 28, 2022, PD has caused Steve Sacks and Rich Parente to resign the Board of Directors of SP.

d)	SP and PD will enter into a new consulting arrangement, effective as of the date hereof (the “Consulting Agreement”), whereby PD will provide certain services to SP to be agreed upon, but which will include, two full days of shaft testing. ;

e)	If SP successfully concludes an initial public offering of its stock on NASDAQ, and if the market cap of SP exceeds $35,000,000 at any time following the day on which PD’s 6-month”lock up” period ends, SP may unilaterally terminate the Consulting Agreement without cause by written notice to PD;

f)	SP and PD will discuss in good faith to seek an arrangement whereby Rich Parente will offer design services to SP.

2)	REINSTATEMENT UPON CANCELLATION OF THE TRANSACTION. In the event that the initial public offering (“IPO”) of SP does not occur on or prior to December 31, 2022 or if SP is sold to a third party prior to the IPO for a consideration of less than $20,000,000, then PD shall have the option to reinstate or reverse the transactions set forth in Section 1 hereof.

3)	GENERAL PROVISIONS.

a)	Successors and Assigns. Neither this Agreement nor any of the rights and obligations hereunder may be assigned, transferred, or conveyed by NXV or PD to any third party without the express written consent of the other party hereto. Any assignment, transfer, or conveyance made in violation of this Agreement shall be void ab initio. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

b)	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the state courts located in the County of Ventura, State of California, if the party bringing the action is PD, and in the County of San Diego, State of California, if the party bring the action is NXV, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

c)	Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile, email or other electronic means and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d)	Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section.

2

e)	Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or any related agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of parties hereto shall pay its own costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

f)	Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of all of the parties hereto. Any amendment or waiver effected in accordance with this Section shall be binding upon each of the parties and their successors and permitted assigns.

g)	Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

h)	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

i)	Confidentiality. It is contemplated that that parties hereto will exchange certain confidential information of each other in connection with the transactions contemplated by this Agreement and any related agreements. Each party hereto agrees that, except with the prior written permission of the party disclosing such confidential information, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the disclosing party provided to or learned by such party in connection with its rights under this Agreement. Notwithstanding the foregoing, each party may disclose any confidential information of the disclosing party provided to or learned by such party in connection with such rights to the minimum extent necessary (a) in connection with the transactions contemplated by this Agreement; (b) as required by any court or other governmental body, provided that such party provides the disclosing party with prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise to prevent or restrict such disclosure; (c) to legal counsel of such party; (d) in connection with the enforcement of this Agreement or rights under this Agreement; or (e) to comply with applicable law. The provisions of this Section 4.9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

j)	Entire Agreement. This Agreement (including the Exhibits hereto) and the related agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SP:

SACKS PARENTE GOLF COMPANY, LLC

By:
Name:
Title:

NXV:

NIPPON XPORT VENTURES, INC.

By:
Name:	Timothy Triplett
Title:	Chief Executive Officer

PD:

Parcks Designs, LLC

By:
Name:
Title:

4